Exhibit 99.1

Media Contact: Kaitlin Bitting Tierney Agency 215-790-4382 kbitting@tierneyagency.com	Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com
Brandywine Realty Trust Announces $0.33 FFO per Diluted Share for First Quarter 2011
Raises 2011 FFO Guidance Range to $1.27 to $1.34 per Diluted Share
Radnor, PA, April 27, 2011 — Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of Class A, suburban and urban office properties in the mid-Atlantic region and other selected markets throughout the United States, today reported its financial and operating results for the three-month period ended March 31, 2011.
“First quarter results reflect a continued recovery in our core markets. Overall leasing activity and our pipeline of pending leasing transactions increased quarter over quarter. All operating metrics were in line with our business plan and we saw continued acceleration of our 2011 revenue targets. As such, we are increasing the bottom end of our FFO guidance to $1.27 per share,” said Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “Additionally, subsequent to quarter end, we paid off a $20 million secured mortgage and issued $325 million of seven-year senior unsecured notes with a coupon of 4.95% and a yield to maturity of 5.137%. We used the net proceeds of the note issuance to repay the full outstanding balance on our unsecured revolving credit facility and establish cash balances for general corporate purposes including the future repayment of maturing indebtedness.”
Financial Highlights — First Quarter
•
Net loss allocated to common shares totaled ($2.6 million) or ($0.02) per diluted share in the first quarter of 2011 compared to ($2.5 million) or ($0.02) per diluted share in the first quarter of 2010.

•
Funds from operations available to common shares and units (FFO) in the first quarter of 2011 totaled $48.2 million or $0.33 per diluted share compared to $45.6 million or $0.34 per diluted share in the first quarter of 2010. Our first quarter 2011 FFO payout ratio was 45.5% ($0.15 common share dividend paid / $0.33 FFO per share). Our weighted average fully diluted share/unit count for FFO calculations increased to 145.8 million shares/units in the first quarter of 2011 from 133.3 million shares/units in the first quarter of 2010 due primarily to our issuance in August 2010 of 7.1 million units in connection with our Three Logan Square acquisition and our periodic issuance since the program’s inception in March 2010 through March 31, 2011 of 5.9 million common shares under our continuous equity program.

•
In the first quarter of 2011, we incurred $18.8 million of revenue maintaining capital expenditures reflecting disbursements related to current and previously executed leases which along with other adjustments to FFO, resulted in $25.4 million of cash available for distribution (CAD) or $0.18 per diluted share compared to $34.6 million of CAD or $0.26 per diluted share in the first quarter of 2010 when we incurred $8.3 million of revenue maintaining capital expenditures. Our first quarter 2011 CAD payout ratio was 83.3% ($0.15 common share dividend paid / $0.18 CAD per share). We exclude the aforementioned units from the CAD share/unit count because they do not receive or accrue distributions until after the one-year anniversary of the transaction.

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622

Portfolio Highlights
•
In the first quarter of 2011, our net operating income (NOI) excluding termination revenues and other income items declined 5.0% on a GAAP basis and 5.3% on a cash basis for our 228 same store properties which were 85.2% and 87.7% occupied on March 31, 2011 and March 31, 2010, respectively.

•
During the first quarter of 2011, we commenced occupancy on 1,124,055 square feet of total leasing activity including 681,403 square feet of renewals, 288,524 square feet of new leases and 154,128 square feet of tenant expansions. We have an additional 540,836 square feet of executed new leasing in place scheduled to commence subsequent to March 31, 2011.

•
During the first quarter of 2011, we achieved a 68.2% retention rate in our core portfolio with negative net absorption of 100,863 square feet. During the first quarter of 2011, we experienced a 3.8% decline on our renewal rental rates and a 2.6% decline on our new lease and expansion rental rates, both on a GAAP basis.

•	At March 31, 2011, our core portfolio of 234 properties comprising 25.8 million square feet was 85.3% occupied and 87.4% leased (reflecting new leases commencing after March 31, 2011).
Investment Highlights
•
During the first quarter, we completed the acquisition of Overlook I and II, two 100% leased office buildings in Richmond, VA aggregating 126,496 square feet, for a purchase price of $12.6 million, and also completed the acquisition of a one-acre parcel of development land in Philadelphia, PA for a purchase price of $9.3 million. We funded these acquisitions from funds on hand and advances under our unsecured revolving credit facility.

Capital Markets Highlights
•
During the first quarter of 2011, we issued 0.2 million shares of our common stock under our continuous equity program realizing $2.2 million of net proceeds. Subsequent to quarter end, we issued an additional 0.5 million shares of our common stock under our continuous equity program realizing $5.9 million of net proceeds. The net proceeds of these issuances were used to repay balances on our unsecured revolving credit facility and for general corporate purposes. Since commencing the program in March 2010, we have issued a total of 6.4 million shares under the 15.0 million share program raising $78.9 million of net proceeds and have remaining authorization for the future issuance of 8.6 million shares of common stock.

•
Subsequent to quarter end on April 1, 2011, we used available corporate funds and a draw on our revolving credit facility to pre-pay our Arboretum I, II, III and V mortgage loan without penalty in the amount of $20.2 million.

•
Subsequent to quarter end on April 5, 2011, we closed a previously disclosed $325.0 million senior note financing due April 15, 2018 with a coupon rate of 4.95% and a yield to maturity of 5.137% realizing $318.9 million of net proceeds.

•
At March 31, 2011, our net debt to gross assets measured 44.5% and we had $197.0 million outstanding on our $600.0 million unsecured revolving credit facility with $392.7 million available for use and drawdown. Following the closing of the unsecured note financing, we had zero outstanding on our unsecured revolving credit facility and $99.9 million of cash on hand.

•
For the quarter ended March 31, 2011, we achieved a 2.5 EBITDA to interest coverage ratio and a 7.5 ratio of net debt to annualized quarterly EBITDA based on consolidated EBITDA excluding non-recurring items, and inclusive of our pro rata share of unconsolidated EBITDA, interest and net debt.

Distributions
On March 11, 2011, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid on April 19, 2011 to shareholders of record as of April 5, 2011, bringing total year-to-date 2011 dividend payments to $0.30 per common share. Our Board also declared regular quarterly dividend distributions of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share that were paid on April 15, 2011 to holders of record as of March 30, 2011 of the Series C and Series D Preferred Shares, respectively.
2011 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are revising our previously issued guidance for full year 2011 FFO per diluted share to be in a range of $1.27 to $1.34 versus the prior range of $1.26 to $1.34. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2011 FFO per diluted share and earnings per diluted share:

Guidance for 2011	Range or Value

Earnings (loss) per diluted share allocated to common shareholders	$(0.23)	to	$(0.16)
Plus: real estate depreciation and amortization	1.50		1.50

FFO per diluted share	$1.27	to	$1.34

Our 2011 FFO guidance does not include income arising from sales or impairments which may be taken in the future, and does not include any income from the sale of undepreciated real estate in accordance with our current practice. Our 2011 earnings and FFO per diluted share each reflect $0.07 per diluted share of net non-cash income attributable to the first of five annual pro-rata recognitions beginning in the third quarter of 2011 equal to 20% of the total net impact of the previously disclosed rehabilitation tax credit financing on the 30th Street Post Office, and the recently completed $325.0 million unsecured financing which we executed approximately seven months earlier than originally planned. Other key assumptions include flat to slightly improved occupancy levels in 2011 with modest mid-year declines, 1.5-3.0% GAAP declines in rental rates, a resulting 4.0-6.0% decline in same store NOI (GAAP) and 147.0 million fully diluted weighted average shares.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.
Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was approved. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.
First Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, April 28, 2011 at 9:00 a.m. EDT. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #49782331. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, May 12, 2011 by calling 1-800-642-1687 and providing access code 49782331. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the first quarter earnings report. The supplemental information package is available in the “Investor Relations — Financial Reports” section of our website at www.brandywinerealty.com.

Looking Ahead — Second Quarter 2011 Conference Call
We anticipate we will release our second quarter 2011 earnings on Wednesday, July 27, 2011, after the market close and will host our second quarter 2011 conference call on Thursday, July 28, 2011, at 9:00 a.m. EDT. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, develops, manages and has ownership interests in a primarily Class A, suburban and urban office portfolio comprising 316 properties and 36.1 million square feet, including 235 properties and 25.8 million square feet owned on a consolidated basis and 51 properties and 6.5 million square feet in 17 unconsolidated real estate ventures. For more information, please visit www.brandywinerealty.com.
Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2010. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	March 31,	December 31,
	2011	2010
ASSETS
Real estate investments:
Operating properties	$4,858,470	$4,834,111
Accumulated depreciation	(807,631)	(776,078)

	4,050,839	4,058,033
Construction-in-progress	37,220	33,322
Land inventory	119,901	110,055

	4,207,960	4,201,410

Cash and cash equivalents	249	16,565
Accounts receivable, net	18,411	16,009
Accrued rent receivable, net	99,414	95,541
Investment in real estate ventures	83,706	84,372
Deferred costs, net	107,918	106,117
Intangible assets, net	92,124	97,462
Notes receivable	19,177	18,205
Other assets	57,760	54,697

Total assets	$4,686,719	$4,690,378

LIABILITIES AND EQUITY
Mortgage notes payable, including premiums	$707,634	$711,789
Borrowings under credit facilities	197,000	183,000
Unsecured term loan	183,000	183,000
Unsecured senior notes, net of discounts	1,353,094	1,352,657
Accounts payable and accrued expenses	81,760	72,235
Distributions payable	22,699	22,623
Deferred income, gains and rent	115,605	121,552
Acquired lease intangibles, net	27,550	29,233
Other liabilities	40,657	36,515

Total liabilities	2,728,999	2,712,604

Brandywine Realty Trust’s equity:
Preferred shares — Series C	20	20
Preferred shares — Series D	23	23
Common shares	1,345	1,343
Additional paid-in capital	2,673,151	2,671,217
Deferred compensation payable in common stock	5,633	5,774
Common shares in treasury	(600)	(3,074)
Common shares held in grantor trust	(5,633)	(5,774)
Cumulative earnings	482,194	483,439
Accumulated other comprehensive loss	(2,524)	(1,945)
Cumulative distributions	(1,323,889)	(1,301,521)

Total Brandywine Realty Trust’s equity	1,829,720	1,849,502

Non-controlling interests	128,000	128,272

Total equity	1,957,720	1,977,774

Total liabilities and equity	$4,686,719	$4,690,378

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2011	2010
Revenue
Rents	$121,011	$114,378
Tenant reimbursements	23,121	20,914
Termination fees	568	1,754
Third party management fees, labor reimbursement and leasing	2,753	3,467
Other	1,098	921

Total revenue	148,551	141,434

Operating Expenses
Property operating expenses	46,155	44,487
Real estate taxes	14,448	12,788
Third party management expenses	1,510	1,412
Depreciation and amortization	51,721	52,102
General & administrative expenses	6,244	6,092

Total operating expenses	120,078	116,881

Operating income	28,473	24,553

Other income (expense)
Interest income	441	865
Interest expense	(32,393)	(31,524)
Deferred financing costs	(928)	(1,011)
Equity in income of real estate ventures	1,233	1,296
Net gain on sale of interests in real estate	2,791	—
Loss on early extinguishment of debt	—	(1,192)

Loss from continuing operations	(383)	(7,013)

Discontinued operations:
Income (loss) from discontinued operations	(107)	265
Net gain on disposition of discontinued operations	—	6,349

Total discontinued operations	(107)	6,614

Net loss	(490)	(399)

Net loss (income) from discontinued operations attributable to non-controlling interests — LP units	2	(141)
Net loss attributable to non-controlling interests — LP units	49	192

Net loss attributable to non-controlling interests	51	51

Net loss attributable to Brandywine Realty Trust	(439)	(348)
Preferred share dividends	(1,998)	(1,998)
Amount allocated to unvested restricted shareholders	(142)	(128)

Net loss attributable to Common Shareholders	$(2,579)	$(2,474)

PER SHARE DATA
Basic loss per Common Share	$(0.02)	$(0.02)

Basic weighted-average shares outstanding	134,577,421	128,767,718

Diluted loss per Common Share	$(0.02)	$(0.02)

Diluted weighted-average shares outstanding	134,577,421	128,767,718

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2011	2010

Reconciliation of Net Loss to Funds from Operations:
Net loss attributable to common shareholders	$(2,579)	$(2,474)

Add (deduct):
Net loss attributable to non-controlling interests — LP units	(49)	(192)
Amount allocated to unvested restricted shareholders	142	128
Net gain on sale of interests in real estate	(2,791)	—
Net income (loss) from discontinued operations attributable to non-controlling interests — LP units	(2)	141
Net gain on disposition of discontinued operations	—	(6,349)

Depreciation and amortization:
Real property — continuing operations	39,419	39,568
Leasing costs (includes acquired intangibles) — continuing operations	11,998	12,239
Real property — discontinued operations	—	419
Leasing costs (includes acquired intangibles) — discontinued operations	—	112
Company’s share of unconsolidated real estate ventures	2,381	2,328

Funds from operations	$48,519	$45,920
Funds from operations allocable to unvested restricted shareholders	(340)	(301)

Funds from operations available to common share and unit holders (FFO)	$48,179	$45,619

FFO per share — fully diluted	$0.33	$0.34

Weighted-average shares/units outstanding — fully diluted	145,848,318	133,282,961

Distributions paid per Common Share	$0.15	$0.15

Payout ratio of FFO (Dividends paid per Common Share divided / FFO per Diluted Share)	45.5%	44.1%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations available to common share and unit holders	$48,179	$45,619

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(4,729)	(2,915)
Deferred market rental income, including discontinued operations	(1,261)	(1,549)
Company’s share of unconsolidated real estate ventures’ straight-line and deferred market rent	59	164
Straight-line and deferred market rent expense activity	524	370
Stock-based compensation costs	1,372	1,069
Fair market value amortization — mortgage notes payable	(243)	(395)
Debt discount amortization — exchangeable notes	272	524

Sub-total certain non-cash items	(4,005)	(2,732)
Less: Revenue maintaining capital expenditures:
Building improvements	(1,567)	(480)
Tenant improvements	(13,169)	(4,504)
Lease commissions	(4,026)	(3,322)

Total revenue maintaining capital expenditures	(18,762)	(8,306)

Cash available for distribution	$25,411	$34,581

CAD per share — fully diluted	$0.18	$0.26

Weighted-average shares/units outstanding — fully diluted	145,848,318	133,282,961
Excluding 7,111,112 of partnership units issued not currently entitled to distributions	(7,111,112)	—

Adjusted Weighted-average shares/units outstanding — fully diluted	138,737,206	133,282,961

Distributions per Common Share	$0.15	$0.15

Payout ratio of CAD (Dividends paid per Common Share / CAD per Diluted Share)	83.3%	57.7%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — 1ST QUARTER
(unaudited and in thousands)
Of the 235 properties owned by the Company as of March 31, 2011, a total of 228 properties (“Same Store Properties”) containing an aggregate of 23.0 million net rentable square feet were owned for the entire three-month periods ended March 31, 2011 and 2010. Average occupancy for the Same Store Properties was 85.1% during 2011 and 87.9% during 2010. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended March 31,
	2011	2010

Revenue
Rents	$110,160	$114,588
Tenant reimbursements	20,673	20,933
Termination fees	568	1,754
Other	753	631

	132,154	137,906

Operating expenses
Property operating expenses	44,873	46,394
Real estate taxes	13,129	12,469

Net operating income	$74,152	$79,043

Net operating income — percentage change over prior year	-6.2%

Net operating income, excluding termination fees & other	$72,831	$76,658

Net operating income, excluding termination fees & other — percentage change over prior year	-5.0%

Net operating income	$74,152	$79,043
Straight line rents	(3,347)	(2,915)
Above/below market rent amortization	(1,304)	(1,549)
Non-cash ground rent	524	370

Cash — Net operating income	$70,025	$74,949

Cash — Net operating income — percentage change over prior year	-6.6%

Cash — Net operating income, excluding termination fees & other	$68,704	$72,564

Cash — Net operating income, excluding termination fees & other — percentage change over prior year	-5.3%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three Months Ended March 31,
	2011	2010

Net loss	$(490)	$(399)
Add/(deduct):
Interest income	(441)	(865)
Interest expense	32,393	31,524
Deferred financing costs	928	1,011
Equity in income of real estate ventures	(1,233)	(1,296)
Depreciation and amortization	51,721	52,102
Net gain on sale on interests in real estate	(2,791)	—
Loss on early extinguishment of debt	—	1,192
General & administrative expenses	6,244	6,092
Total discontinued operations	107	(6,614)

Consolidated net operating income	86,438	82,747
Less: Net operating income of non same store properties	(8,466)	118
Less: Eliminations and non-property specific net operating income	(3,820)	(3,822)

Same Store net operating income	$74,152	$79,043